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                                                                      EXHIBIT 16


                          [ARTHUR ANDERSEN LETTERHEAD]



June 8, 1998

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549





Dear Sirs/Madams:

We have read Item 4(a) included in the Form 8-K/A dated May 14, 1998 of What A World!, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP


LJG/sec1

Copy to:
Mr. Brian Lappin, Vice President of Finance, What A World!, Inc.